VIP Trust
N-SAR Attachment for Item-73.
DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEM 73.
FOR PERIOD ENDING: 12/31/2014
Registrant CIK :  00011160168
FILE NUMBER : 811- 10509

73 Distributions per share for which record date passed during the period:
NOTE: Show in fractions of a cent if so declared.

AXA PREMIER VIP TRUST Dividends and Distributions

     For Year Ended December 31, 2014

PORTFOLIOS Class Income Capital Gains Other
AXA Moderate Allocation A 0.1605 0.6548 0.0000
 B 0.1594 0.6548 0.0000
 K 0.1975 0.6548 0.0000

AXA Aggressive Allocation A 0.1875 1.0771 0.0000
 B 0.1876 1.0771 0.0000
 K 0.2181 1.0771 0.0000

AXA Conservative Allocation A 0.0842 0.2883 0.0000
 B 0.0843 0.2883 0.0000
 K 0.1088 0.2883 0.0000

AXA Conservative-PLUS Allocation A 0.1026 0.4113 0.0000
 B 0.1027 0.4113 0.0000
 K 0.1285 0.4113 0.0000

AXA Moderate-PLUS Allocation A 0.1530 0.8053 0.0000
 B 0.1530 0.8053 0.0000
 K 0.1826 0.8053 0.0000

Target 2015 Allocation B 0.1209 1.2757 0.0000
 K 0.1463 1.2757 0.0000

Target 2025 Allocation B 0.1357 1.1037 0.0000
 K 0.1633 1.1037 0.0000

Target 2035 Allocation B 0.1413 1.1776 0.0000
 K 0.1695 1.1776 0.0000

Target 2045 Allocation B 0.1418 1.1769 0.0000
 K 0.1698 1.1769 0.0000

CharterSM Fixed Income  B 0.2205 0.0000 0.0000

CharterSM Conservative               B 0.1767 0.0027 0.0000

CharterSM Moderate            B 0.1643 0.0128 0.0000

CharterSM Moderate Growth  B 0.1537 0.0341 0.0000

CharterSM Growth B 0.1458 0.0290 0.0000

CharterSM Aggressive Growth B 0.1454 0.0130 0.0000

CharterSM Equity                    B 0.1127 0.1389 0.0000

CharterSM International Conservative      B 0.2931 0.0000 0.0000

CharterSM International Moderate B 0.2830 0.0000 0.0000

CharterSM International Growth B 0.2939 0.0000 0.0000

CharterSM Income Strategies B 0.2952 0.0437 0.0000

CharterSM Interest Rate Strategies B 0.2459 0.0124 0.0000

CharterSM Real Assets          B 0.2495 0.0000 0.0000

CharterSM Alternative 100 Conservative PLUS B 0.1714 0.0000 0.0000

CharterSM Alternative 100 Moderate B 0.1748 0.0000 0.0000

CharterSM Alternative 100 Growth B 0.2020 0.0000 0.0000

CharterSM Multi-Sector Bond A 0.1018 0.0000 0.0000
 B 0.1015 0.0000 0.0000
 K 0.1122 0.0000 0.0000

CharterSM Small Cap Growth A 0.0000 0.0000 0.0000
 B 0.0000 0.0000 0.0000
 K 0.0000 0.0000 0.0000

CharterSM Small Cap Value A 0.0274 0.0000 0.0000
 B 0.0274 0.0000 0.0000
 K 0.0000 0.0000 0.0000